Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 31, 2025, with respect to the consolidated financial statements of MNTN, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

May 22, 2025